     As filed with the Securities and Exchange Commission on July 12, 1996
                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                 Genentech, Inc.
               (Exact name of issuer as specified in its charter)

                Delaware                             94-2347624
        (State or jurisdiction of                (I.R.S. Employer
      incorporation or organization)            Identification No.)

          460 Point San Bruno Boulevard, South San Francisco, CA 94080
                    (Address of Principal Executive Offices)

                  Genentech, Inc. Tax Reduction Investment Plan
                            (Full Title of the Plan)

                              Stephen G. Juelsgaard
             Vice President, General Counsel and Assistant Secretary
                                 Genentech, Inc.
                          460 Point San Bruno Boulevard
                          South San Francisco, CA 94080
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (415) 225-1000

                                   Copies to:
                               Richard A. Gilbert
                         Orrick, Herrington & Sutcliffe
                               400 Sansome Street
                          San Francisco, CA 94111-3143

                         Calculation of Registration Fee

Title of          Amount to         Proposed      Proposed      Amount of
securities to     be registered     maximum       maximum       fee*
be registered                       offering      aggregate
                                    price per     offering
                                    share*        price*

Callable Putable
Common Stock**    500,000 shares    $52.375       $26,187,500   $9,031.00

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), on the basis of $52.375, the average of the high and low prices of shares on the New York Stock Exchange on July 5, 1996.

** In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) Genentech, Inc.'s (the "Company") Annual Report on Form 10-K for the year ended December 31, 1995 and the Genentech, Inc. Tax Reduction Investment Plan's (the "Plan") Annual Report on Form 11-K for the year ended December 31, 1995, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Reports referred to in clause (i) above; and (iii) the description of the Company's Callable Putable Common Stock filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company or the Plan after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Article Seventh of the Company's Certificate of Incorporation ("Article Seventh") provides that a director of the Company is not personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Article Seventh also provides that directors, officers and other individuals will be indemnified by the Company to the full extent permitted by law and shall not be exclusive of any other right which any person may otherwise have or acquire. It provides that each person who was or is made a party to or is involved in, any action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity shall be indemnified and held harmless by the Company, to the full extent authorized by the DGCL, as in effect (or, to the extent indemnification is broadened, as it may be amended), against all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. It allows such indemnified persons to bring suit against the Company to recover unpaid amounts claimed thereunder, and if such suit is successful, the expense of bringing such suit shall be reimbursed by the Company. It further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under Delaware law, the burden of proving the defense shall be on the Company and neither the failure of the Company's Board of Directors to have made a determination that indemnification is proper, nor an actual determination by the Company that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The Company's Certificate of Incorporation and By-laws provide that the Company may maintain insurance, at its expense, to protect itself and any of its officers, employees or agents against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Delaware law. The Company maintains such insurance for such purposes.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.           EXHIBITS

4.1      Genentech, Inc. Tax Reduction Investment Plan dated May 8,
         1996.

4.2      Certificate of Incorporation of Genentech, Inc.
         (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1986, Commission File No. 2-68864).

4.3      By-Laws of Genentech, Inc. (incorporated by reference to
         Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1986, Commission File No. 2-68864).

4.4      Amended Certificate of Incorporation of Genentech, Inc.
         (incorporated by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-4, Commission File No. 33-59949).

4.5 Restated By-Laws of Genentech, Inc. (incorporated by reference to Exhibit 3.4 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1990, Commission File No. 1-9813).

5.1      Undertaking re Status of Favorable Determination Letter
         Covering the Plan.

         Genentech, Inc. (the "Company") has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the Genentech, Inc. Tax Reduction Investment Plan's (the "Plan") qualification under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. In addition, the Company will submit any future material amendments to the Plan to the IRS for a favorable determination that the Plan, as amended, continues to so qualify.

15.1 Letter From Ernst & Young LLP Regarding Unaudited Interim Financial Information.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

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
24.1     Power of Attorney of Directors.

24.2     Power of Attorney of the 401(k) Plan Administrative
         Committee.

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)      To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                         (ii)      To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on the 21st day of June, 1996.

GENENTECH, INC.
(Registrant)

/s/ Louis J. Lavigne, Jr.
- --------------------------
Louis J. Lavigne, Jr.
Senior Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature                        Title                          Date

Principal Executive Officer:

 /s/ Arthur D. Levinson
- --------------------------
     Arthur D. Levinson          President and Chief
                                 Executive Officer              June 21, 1996

Principal Financial Officer:

 /s/ Louis J. Lavigne, Jr.
- --------------------------
     Louis J. Lavigne, Jr.       Senior Vice
                                 President and Chief            June 21, 1996
                                 Financial Officer

Principal Accounting Officer:

 /s/ Bradford S. Goodwin
- --------------------------
     Bradford S. Goodwin         Vice President,               June 21, 1996
                                 Controller

Directors:

          *                      Director                      June 21, 1996
- --------------------------
Herbert W. Boyer


          *                      Director                      June 21, 1996
- --------------------------
Jurgen Drews


          *                      Director                      June 21, 1996
- --------------------------
Franz B. Humer


          *                      Director                      June 21, 1996
- --------------------------
Arthur D. Levinson


          *                      Director                      June 21, 1996
- --------------------------
Linda Fayne Levinson


          *                      Director                      June 21, 1996
- --------------------------
J. Richard Munro


          *                      Director                      June 21, 1996
- --------------------------
Donald L. Murfin


          *                      Director                      June 21, 1996
- --------------------------
John T. Potts, Jr.


          *                      Director                      June 21, 1996
- --------------------------
C. Thomas Smith, Jr.


          *                      Director                      June 21, 1996
- --------------------------
Robert A. Swanson


          *                      Director                      June 21, 1996
- --------------------------
David S. Tappan, Jr.



*By:/s/ John P. McLaughlin
    --------------------------
    John P. McLaughlin
    Attorney-in-Fact

A majority of the members of the Board of Directors.

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 21st day of June, 1996.

GENENTECH, INC. TAX REDUCTION INVESTMENT PLAN

      Signature                                             Title

   /s/ Janet Briggs
- --------------------------
       Janet Briggs                           Member of the 401(k) Plan
                                              Administrative Committee

   /s/ Marty Glick
- --------------------------
       Marty Glick                            Member of the 401(k) Plan
                                              Administrative Committee

 /s/ Louis J. Lavigne, Jr.
- --------------------------
     Louis J. Lavigne, Jr.                    Member of the 401(k) Plan
                                              Administrative Committee

By: /s/ John P. McLaughlin
- --------------------------
        John P. McLaughlin
         Attorney-in-Fact

A majority of the members of the 401(k) Plan Administrative Committee.

                                  EXHIBIT INDEX

4.1          Genentech, Inc. Tax Reduction Investment Plan dated May 8,
             1996.

4.2          Certificate of Incorporation of Genentech, Inc.
             (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1986, Commission File No. 2-68864).

4.3          By-Laws of Genentech, Inc. (incorporated by reference to
             Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1986, Commission File No. 2-68864).

4.4          Amended Certificate of Incorporation of Genentech, Inc.
             (incorporated by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-4,
             Commission File No. 33-59949).

4.5 Restated By-Laws of Genentech, Inc. (incorporated by reference to Exhibit 3.4 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1990, Commission File No. 1-9813).

5.1 Undertaking re Status of Favorable Determination Letter Covering the Plan (See Item 8 of this Registration
             Statement).

15.1 Letter From Ernst & Young LLP Regarding Unaudited Interim Financial Information.

23.1         Consent of Ernst & Young LLP.

24.1         Power of Attorney of Directors.

24.2         Power of Attorney of the 401(k) Plan Administrative
             Committee.

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